UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Build-A-Bear Workshop, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Build-A-Bear Workshop, Inc.

The following information supplements the proxy statement of Build-A-Bear Workshop, Inc. (“we” or the “Company”) furnished to common stockholders of record on or about March 31, 2017 in connection with the solicitation of proxies by the Board of Directors for the Company’s 2017 Annual Meeting of Stockholders. The 2017 Annual Meeting of Stockholders will be held on Thursday, May 11, 2017 at 10:00 a.m., Central Time, at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. This supplement to the proxy statement (the “Supplement”) is being filed with the Securities and Exchange Commission and is being made available to stockholders on April 21, 2017 to supplement information presented in the section of the proxy statement described below. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the proxy statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

In the section of the proxy statement entitled “Proposal 5. Approval of the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan,” we included a summary of the material features of the Incentive Plan. This summary was qualified by reference to the full text of the Incentive Plan, which was attached as an appendix to the proxy statement. The “Shares Available for Awards” section of the summary contained a paragraph that read as follows:

The maximum aggregate number of shares of stock subject to options and SARs which may be granted during a calendar year to a participant is 200,000. The maximum number of shares of stock that may be subject to other stock-based awards which may be granted during a calendar year to a participant is 200,000. The maximum aggregate amount that may be paid to any participant in any calendar year under a cash-based award or any other award that is payable or denominated in cash is $5 million, determined as of the date of payout.

The annual limitations on the granting of (i) stock options and SARs, (ii) other stock-based awards, and (iii) cash-based awards, in each case, to any one employee during any fiscal year as described above, and which are set forth in Section 3.D. of the Incentive Plan, have been established in part so as to qualify grants for the performance-based compensation exemption under Code Section 162(m). Section 3.D of the Incentive Plan also permits the Company to grant awards to any participant in excess of these annual limits if the Compensation and Development Committee of the Company’s Board of Directors (the “Committee”) determines that it is advisable to grant awards that are not intended to constitute performance-based compensation under Code Section 162(m). This means that if the Committee determines that compliance with the requirements of the performance-based compensation exemption under Code Section 162(m) is inadvisable, the Committee may grant (i) stock options, SARs or other stock-based awards to any one employee in any fiscal year in excess of the 200,000 share limit, and (ii) cash-based awards or any other award that is payable or denominated in cash to any one employee in any fiscal year in excess of the $5 million limit, as each is described in the section of the proxy statement set out above.

IF YOU HAVE ALREADY VOTED BY SUBMITTING A PROXY CARD OR BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED IN THE PROXY YOU ALREADY SUBMITTED OR AS YOU VOTED BY TELEPHONE OR THE INTERNET.

If you are a beneficial owner of shares of the Company’s common stock that are held in street name by a broker, bank or other intermediary that has already voted using the form of proxy or instruction card sent by your broker, bank or other intermediary and do not wish to change your instructions, you do not need to do anything. Your shares of the Company’s common stock will be voted as you instructed in the form of proxy or instruction card from your broker, bank or other intermediary.

If you wish to revoke your proxy, the method by which you hold your shares (stockholder of record or beneficial owner), determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, or by voting in person at the 2017 Annual Meeting of Stockholders. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke a previously given proxy or instruction card.

2